UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

BlueLinx Holdings Inc.

(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, GA	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 953-7000

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Revolving Credit Facility

On August 27, 2025, BlueLinx Holdings Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement, among the Company, certain of the Company’s subsidiaries, as borrowers (together with the Company, the “Borrowers”) or guarantors thereunder, Bank of America, National Association, in its capacity as administrative agent and swing line lender (“BofA”), and certain other financial institutions party thereto (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for a senior secured revolving loan and letter of credit facility of up to $350 million (the “Revolving Credit Facility”) and an uncommitted accordion feature that permits the Borrowers to increase the facility by an aggregate additional principal amount of up to $300 million. If the Borrowers obtain the full amount of the additional increases in commitments, the Revolving Credit Facility will allow borrowings of up to $650 million. The Revolving Credit Facility also includes a $35 million swing line subfacility. In addition, letters of credit in an aggregate amount of up to $30 million are available under the Revolving Credit Agreement, which would reduce the amount of the revolving loans available under the Revolving Credit Facility. The maturity date of the Revolving Credit Agreement is August 27, 2030. The Revolving Credit Agreement replaces the Borrowers’ existing $350 million secured revolving credit facility, dated April 13, 2018, as amended, by and among the Company, certain of the Company’s subsidiaries, as borrowers or guarantors thereunder, Wells Fargo Bank, National Association, in its capacity as administrative agent, and certain other financial institutions party thereto (the “Prior Revolving Credit Facility”). The proceeds from the Revolving Credit Facility will be used to repay outstanding obligations under the Prior Revolving Credit Facility, and for other general corporate purposes.

In connection with the execution and delivery of the Revolving Credit Agreement, the Company and certain of the Company’s subsidiaries also entered into a Guaranty and Security Agreement with BofA (the “Revolving Guaranty and Security Agreement”). Pursuant to the Revolving Guaranty and Security Agreement, the Borrowers’ obligations under the Revolving Credit Agreement are secured by a security interest in substantially all of the Company’s and its subsidiaries’ assets (other than real property), including inventories, accounts receivable, and proceeds from those items.

Borrowings under the Revolving Credit Agreement will be subject to availability under the Borrowing Base (as such term is defined in the Revolving Credit Agreement). The Borrowers will be required to repay revolving loans thereunder to the extent that such revolving loans exceed the Borrowing Base then in effect. The Revolving Credit Facility may be prepaid in whole or in part from time to time without penalty or premium, but including all breakage costs incurred by any lender thereunder.

The Revolving Credit Agreement provides for interest on the loans at a rate per annum equal to (i) SOFR plus a margin ranging from 1.25% to 1.75%, with the amount of such margin determined based upon the average of the Borrowers’ excess availability for the immediately preceding fiscal quarter as calculated by the administrative agent, for loans based on SOFR, or (ii) the administrative agent’s base rate plus a margin ranging from 0.25% to 0.75%, with the amount of such margin determined based upon the average of the Borrowers’ excess availability for the immediately preceding fiscal quarter as calculated by the administrative agent, for loans based on the base rate.

In the event excess availability falls below the greater of (i) $30 million and (ii) 10% of the lesser of (a) the borrowing base and (b) the aggregate revolver commitments of all lenders at such time, the Revolving Credit Agreement requires maintenance of a fixed charge coverage ratio of 1.0 to 1.0 until such time as the Borrowers’ excess availability has been at least the greater of (i) $30 million and (ii) 10% of the lesser of (a) the borrowing base and (b) the maximum permitted credit at such time for a period of 30 consecutive days.

The Revolving Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default.

The foregoing descriptions of the Revolving Credit Agreement and the Revolving Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On August 28, 2025, the Company issued a press release announcing its entry into the Revolving Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Revolving Credit Agreement
10.2	Revolving Guaranty and Security Agreement
99.1	Press Release dated August 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: August 28, 2025	By:	/s/ C. Kelly Wall
C. Kelly Wall
Senior Vice President, Chief Financial Officer and Treasurer